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                                                                  Exhibit 10.3





                                   Dated 2nd July, 2001











                                         TRANSFER




                                            of




                                    Lands at Waterford







                                      A & L Goodbody
                                        Solicitors
                                       nsdc1201.06y


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                                       LAND REGISTRY


COUNTY WATERFORD
                                                                              FO
LIO 4141L


TRANSFER dated the 2nd day of July 2001


1 Luxottica Ireland Limited the registered owner (hereinafter called "the Transferor") as beneficial owner in consideration of IRL4,250,000
     (four million two hundred and fifty thousand pounds) (the receipt of which is hereby acknowledged) HEREBY TRANSFERS all of the lands described in Folio 4141L of the Register, County Waterford to Genzyme Ireland Limited (hereinafter called "the Transferee").

2 The address of the Transferee in the State for service of notices and and the Transferee's description are:

     North Wall Quay, Dublin 1. Limited Liability Company.

3 The Transferee HEREBY COVENANTS with the Transferor that the Transferee will henceforth during the continuance of the term thereby demised pay the yearly rent reserved by the Lease dated the 3rd day of September 1990 and made between the Industrial Development Authority of the one part and Bausch & Lomb Ireland of the other part and observe and perform the covenants on the lessee's part and conditions therein contained and will keep the Transferor effectually indemnified from and against all actions, proceedings, costs, damages, expenses, claims and demands whatsoever by reason or on account of the non-payment of the said rent or any part thereof or the breach, non-performance or non-observance of the said covenants or conditions or any of them.

4    IT IS HEREBY CERTIFIED as follows:-

4.1 That the amount or value of the consideration (other than rent) for the sale is wholly attributable to property which is not residential property.

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4.2  That Section 29 (Conveyance on sale combined with building agreement for dwellinghouse/apartment) of the Stamp Duties Consolidation Act, 1999, does not apply to this instrument.

4.3 By the Transferee being the person becoming entitled to the entire beneficial interest in the premises hereby transferred that the Transferee is a body corporate incorporated in a member state of the European Communities and having its registered office, central administration or principal place of business within the territory of those states and as such a qualified person within the meaning of Section 45 of the Land Act, 1965.



/s/ Roberto Chemello
PRESENT when the Common Seal of
LUXOTTICA IRELAND LIMITED
was affixed hereto:-



/s/ [illegible]


PRESENT when the Common Seal of
GENZYME IRELAND LIMITED
was affixed hereto:-

Director      /s/ Mark Bamforth